Exhibit 2(k)(ii)(A)

FORM OF AMENDED SCHEDULE A TO THE TRANSFER AGENCY AGREEMENT

Keith Sobocinski

Assistant Vice President, Transfer Agency Services

The Bank of New York

101 Barclay Street

11 East

New York, NY 10286

Dear Mr. Sobocinski:

Pursuant to the Amended and Restated Stock Transfer Agency Agreement dated October 26, 2005 between the Funds (as defined in the Agreement) and The Bank of New York (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING International High Dividend Equity Income Fund (the “Fund”) upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Schedule A of the Agreement. This Amended Schedule A supersedes the previous Amended Schedule A dated March 27, 2007.

Please signify your acceptance to act as Transfer Agent under the Agreement with respect to the Fund by signing below.

Very sincerely,

Todd Modic

Senior Vice President

ING International High Dividend Equity Income Fund

ACCEPTED AND AGREED TO:
The Bank of New York

By:
Name:
Title:	, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING International High Dividend Equity Income Fund

FORM OF

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED STOCK TRANSFER AGENCY AGREEMENT

between

THE FUNDS

and

THE BANK OF NEW YORK

Customer Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING Asia Pacific High Dividend Equity Income Fund	Statutory Trust	Delaware	20-8258043

ING Global Advantage and Premium Opportunity Fund	Statutory Trust	Delaware	20-3379510

ING Global Equity Dividend and Premium Opportunity Fund	Statutory Trust	Delaware	20-2326466

ING International High Dividend Equity Income Fund	Statutory Trust	Delaware	TBD

ING Risk Managed Natural Resources Fund	Statutory Trust	Delaware	20-5453675